(202) 414-6100




                                  May 29, 1997





The Bryan - College Station
 Financial Holding Company
2900 Texas Avenue
Bryan, Texas 77802

                     Re: Registration Statement on Form S-1

Ladies and Gentlemen:

         We have examined (i) the Registration Statement on Form S-1 (the "Registration Statement") filed by you with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the preliminary public offering prospectus (the "Prospectus"), relating to the issuance by you of debentures (the "Debentures") in the principal amount of up to $3,700,000, in the manner set forth in the Registration Statement and the Prospectus, (ii) the Certificate of Incorporation and Bylaws of The Bryan - College Station Financial Holding Company (the "Company") and (iii) records of the Company's corporate proceedings relative to its organization and to the issuance of the Debentures.

         We have examined originals, or copies identified to our satisfaction, of such corporate records of the Company and have made such examinations of law as we have deemed relevant. In our examination, we have assumed and have not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and all certificates and statements of fact, in each case given or made available to us by the Company. We have relied upon certificates and other written documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents.


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The Bryan - College Station Financial Holding Company
May 29, 1997
Page 2

         Based  upon  the  foregoing,   and  having  a  regard  for  such  legal
considerations as we deem relevant, we are of the opinion that:

         The Debentures will be, upon issuance, against payment therefore as contemplated in the Registration Statement and the Prospectus, duly authorized, legally issued and binding obligations of the Company in accordance with their terms and subject to (i) the indenture covering the Debentures and (ii) any applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and the application of equitable principles where equitable principle remedies are sought.

                                           Very truly yours,



                                         /s/ SILVER, FREEDMAN & TAFF, L.L.P.
                                         -----------------------------------
                                         SILVER, FREEDMAN & TAFF, L.L.P.